Exhibit 10.1

Executed Version

AGREEMENT

This Agreement (this “Agreement”) is entered into as of February 7, 2026 (“Effective Date”) by and among Shift4 Payments, Inc., a Delaware corporation (“Corporation”), Shift4 Payments, LLC, a Delaware limited liability company (“Company” and with the Corporation, “Shift4 Parties”), Rook Holdings, Inc., a Delaware corporation (“Rook”), and Jared Isaacman (“Isaacman” and with Rook, the “Isaacman Parties” and the Isaacman Parties and Shift4 Parties each a “Party”).

WHEREAS, Isaacman is the sole stockholder of Rook, and Rook and the Corporation are the sole Members of the Company;

WHEREAS, Rook, the Corporation, the Company and certain other persons are parties to a Tax Receivable Agreement dated as of June 4, 2020 (“TRA”);

WHEREAS, as of the date hereof, the Isaacman Parties beneficially own, individually or collectively, 1,013,198 shares of Class A Common Stock (“Owned Class A Shares”), 19,801,028 Common Units (“Owned Common Units”), 19,801,028 shares of Class B Stock (“Owned Class B Shares”), and 1,123,309 shares of Class C Common Stock (“Owned Class C Shares” and, together with the Owned Class A Shares, Owned Common Units, and Owned Class B Shares, “Owned Securities”);

WHEREAS, prior to the Effective Date, the Corporation formed a Delaware corporation as a wholly-owned subsidiary (“New Sub”), and transferred 886,196 Common Units owned by the Corporation to New Sub (the “Pre-Closing Restructuring”), and in connection therewith, New Sub executed a Joinder and counterparts of the LLCA (as defined below) and any applicable Other Agreements; and

WHEREAS, a special committee (“Committee”) of the board of directors of the Corporation, comprised solely of independent directors of the Corporation (within the meaning of the rules of the Stock Exchange) who are disinterested, and the Isaacman Parties, have negotiated the transactions contemplated by this Agreement, pursuant to which, among other things, (i) the Isaacman Parties will convert each Owned Class C Share on a 1:1 basis for shares of Class A Common Stock (“Class A Shares”); (ii) Rook will effect a Redemption of all Owned Common Units in exchange for the Share Settlement; and (iii) Rook will assign to the Corporation all of its rights to payments under the TRA.

NOW, THEREFORE, in consideration of the foregoing, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties agree as follows:

ARTICLE 1

DEFINITIONS AND CONSTRUCTION

1.1 Capitalized terms not defined herein shall have the meanings assigned to them in the Seventh Amended and Restated Limited Liability Agreement of the Company, dated as of June 30, 2025 (“LLCA”). The meanings of defined terms are equally applicable to the singular and plural forms.

1.2 For purposes of this Agreement: (a) the words “herein,” “hereto,” “hereof,” “hereunder” and words of similar import refer to this Agreement as a whole and not any particular provision thereof; (b) except as otherwise provided herein, references to Articles, Sections, clauses or subclauses refer to the appropriate Article, Section, clause or subclause in this Agreement; (c) references to dollars or “$” refer to lawful United States currency; (d) “including” is by way of example and not limitation; (e) Article headings are included for convenience only and shall not affect interpretation of this Agreement; (f) in computation of periods of time from a specified date to a later specified date, the word “from” means “from and including” and the word “through” means “to and including”; (g) references to organization documents and agreements include all subsequent amendments, restatements, and other modifications thereto; and (h) references to any law include all statutory and regulatory provisions amending, replacing, supplementing or interpreting such law.

ARTICLE 2

SHARE TRANSACTIONS

2.1 Required Notices; Related Waivers. This Agreement shall constitute: (a) a Redemption Notice with respect to all Owned Common Units; (b) an Election Notice that the Corporation elects to have the Owned Common Units redeemed in consideration for a Share Settlement; and (c) an Exchange Election Notice that the Corporation elects to exercise its right to consummate a Direct Exchange. The Parties mutually agree that the timing of the transactions contemplated hereby shall be as set forth in this Agreement, and to the extent necessary hereby amend the LLCA to permit the Transfer of the Redeemed Units and shares of Class B Stock to the Corporation, and payment of the Share Settlement, to occur at the times contemplated herein. Each Party hereby waives the time period that otherwise would be required for delivering a Redemption Notice and the timing of the Redemption Date (as contemplated by Section 11.01(a) of the LLCA). Rook hereby: (a) waives its right to condition the Redemption on the closing of an underwritten distribution of the Class A Shares that may be issued in connection with the Redemption; (b) waives its right to revoke its Redemption Notice or delay the consummation of a Redemption; and (c) agrees that a Direct Exchange does not unreasonably prejudice the ability of the Parties to consummate a Direct Exchange on the Redemption Date.

2.2 Class B Cancellation and Class C Cancellation: The following actions shall be taken, effective as of 11:59 p.m. United States Eastern Time on the Effective Date (the “Cancellation Time”):

(a) The Isaacman Parties shall Transfer and surrender (or with respect to Owned Class C Shares in which the Dependent Owners (as defined below) have a beneficial interest, cause the Transfer and surrender of) to the Corporation, free and clear of all liens and encumbrances, the Owned Class B Shares and Owned Class C Shares (in each case, together with any Corresponding Rights).

(b) The Corporation shall instruct and authorize its transfer agent to cancel the Owned Class B Shares and Owned Class C Shares (in each case, together with any Corresponding Rights), in the case of the Owned Class B Shares, for no consideration.

(c) The Owned Class B Shares and Owned Class C Shares (in each case, together with any Corresponding Rights) shall be cancelled (the actions set forth in subsections (a), (b), and (c) of this Section 2.2 with respect to the Owned Class B Shares, the “Class B Cancellation,” with respect to the Owned Class C Shares, the “Class C Cancellation” and collectively, the “Cancellations”).

(d) In connection, and simultaneous with, the Class C Cancellation, the Corporation shall issue to each applicable person whose Owned Class C Shares were cancelled (i.e., Rook or the Dependent Owners, as applicable) a number of Class A Shares (together with any Corresponding Rights) equal to the number of Owned Class C Shares owned by such person and that were so cancelled.

2.3 Redemption: The following actions shall be taken, effective as of 12:01 a.m. United States Eastern Time on the calendar day immediately following the Effective Date (the “Redemption Time” and such actions, collectively, the “Rook Redemption”):

(a) Rook shall Transfer and surrender to the Corporation, free and clear of all liens and encumbrances, the Owned Common Units (together with any Corresponding Rights).

(b) In exchange for the Transfer described in clause (a), the Corporation shall transfer to Rook the Share Settlement (together with any Corresponding Rights).

(c) The Company shall register the Corporation as the owner of the Owned Common Units.

2.4 Stock Power: The Isaacman Parties (on behalf of themselves and on behalf of the Dependent Owners, as applicable) (a) as of the Cancellation Time, shall be deemed to have authorized the Corporation to effect the Cancellations; (b) as of the Redemption Time, shall be deemed automatically to effect the Transfer contemplated by Section 2.3(a); and (c) irrevocably constitute and appoint each officer and employee of each Shift4 Party (as applicable) and each representative of Equiniti Trust Company, LLC, the transfer agent for each Shift4 Party, to effect such Cancellations and Transfer on the books of each Shift4 Party (as applicable).

2.5 Tax Matters: The Parties covenant and agree that for U.S. federal and applicable state and local income tax purposes, (a) upon the Rook Redemption, Rook shall terminate as a partner in the Company for U.S. federal income tax purposes and the Company shall use the “interim closing method” pursuant to Section 706 of the Code and the Treasury Regulations promulgated thereunder for purposes of calculating Profits, Losses, and any other items of the Company attributable to Rook for the applicable taxable period in which the Rook Redemption occurs; (b) the Direct Exchange contemplated by this Agreement shall be treated as a direct exchange of interests in the Company between the Corporation and Rook governed by Sections 741 and 751 of the Code; (c) the Corporation shall not cause the treatment of the Company as a partnership for U.S. federal and applicable state and local income tax purposes to cease prior to January 1, 2027, and (d) the exchange of Class A Shares for Class C Shares pursuant to the Class C Cancellation shall be treated as a “recapitalization” within the meaning of Section 368(a)(1)(E) of the Code (together, the “Rook Redemption Tax Treatment”). The Parties agree to file all tax returns and take all tax positions consistently with the Rook Redemption Tax Treatment, except to the extent required by a “determination” within the meaning of Section 1313(a) of the Code or other corresponding provision of applicable law.

ARTICLE 3

TRA RELATED ISSUES

3.1 Assignment and Waiver. Pursuant to Section 7.6(a) of the TRA, as of the Redemption Time, Rook assigns all of its right to payments under the TRA, including the right to receive any Tax Benefit Payments (as defined in the TRA), to the Corporation (“TRA Assignment”). The Corporation has executed and delivered the Joinder contemplated by the TRA in connection with the TRA Assignment. Immediately following such TRA Assignment, each of Rook and the Corporation (solely in its capacity as assignee of Rook’s rights under the TRA) waive any rights they may have to any Tax Benefit Payments. Notwithstanding the foregoing, each of Rook and the Corporation agree to comply with the terms of Section 6.2 and Section 6.3 of the TRA as if the TRA Assignment had not occurred. For the avoidance of doubt, the Parties agree that entering into this Agreement does not constitute an Early Termination Notice.

3.2 Mutual Releases:

(a) Rook Release: Effective upon, and subject to, the Redemption Time, Rook irrevocably, unconditionally and completely releases and forever discharges each Shift4 Party and each of their former, current and future direct or indirect equityholders, controlling persons, shareholders, members, general or limited partners, subsidiaries, affiliates, officers, directors, managers, trustees, employees, counsel, accountants, agents, financial advisers, consultants, insurers, heirs, administrators and executors, and its and their respective successors and assigns (collectively, “Shift4 Released Parties”), from any and all disputes, claims, charges, losses, amounts owed, assessed interest, penalties, damages, taxes, costs, expenses, controversies, demands, rights, liabilities, suits, proceedings, actions or causes of action of every kind and nature (collectively, “Claims”) that Rook has had in the past, now has or might have, whether known or unknown, arising out of or relating to the TRA (in each case, other than any claims made pursuant to this Agreement). Rook hereby agrees that, from and after the Redemption Time, it shall not, and shall cause any affiliates not to, initiate or file any lawsuit of any kind whatsoever or any complaint or charge against the Shift4 Released Parties with respect to the matters released and discharged hereby.

(b) Shift4 Parties Release of Claims. Effective upon, and subject to, the Redemption Time, each Shift4 Party irrevocably, unconditionally and completely releases and forever discharges Rook and its former, current and future direct or indirect equityholders, controlling persons, shareholders, members, general or limited partners, subsidiaries, affiliates, officers, directors, managers, trustees, employees, counsel, accountants, agents, financial advisers, consultants, insurers, heirs, administrators and executors, and its and their respective successors and assigns (collectively, “Rook Released Parties”), from any and all Claims that any Shift4 Party has had in the past, now has or might have, whether known or unknown, arising out of or relating to the TRA (in each case, other than any claims made pursuant to this Agreement). Each Shift4 Party hereby agrees that, from and after the Redemption Time, it shall not, and shall cause any controlled affiliates not to, initiate or file any lawsuit of any kind whatsoever or any complaint or charge against any of the Rook Released Parties with respect to the matters released and discharged hereby.

(c) Release of Unknown Claims. Each Party acknowledges that it has been advised to consult with legal counsel and is familiar with the provisions of California Civil Code Section 1542, a statute that otherwise prohibits the release of unknown claims, which provides as set forth below. Each Party agrees expressly to waive any rights it may have thereunder, as well as under any statute or common law principles of similar effect only with respect to the released matters set forth in this Agreement.

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS THAT THE CREDITOR OR RELEASING PARTY DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE AND THAT, IF KNOWN BY HIM OR HER, WOULD HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR OR RELEASED PARTY.

ARTICLE 4

CONSIDERATION

4.1 Cash Payment: On the first Business Day after the Redemption Time, the Corporation shall pay, or cause to be paid, to Rook via wire transfer to an account set forth in written wiring instructions provided by Rook to the Corporation an amount in cash equal to $138,810,949.11 (“Cash Amount”).

4.2 Stock Issuance: At the Redemption Time, the Corporation shall issue (“Stock Issuance”) to Rook 423,296 shares of its Mandatory Convertible Preferred Stock.

4.3 4Shares Program: Isaacman’s commitment to fund 50% of the one-time discretionary equity award program for non-management employees implemented in November 2021 by contribution of the Owned Class C Shares is, as of the Redemption Time, deemed satisfied in full.

4.4 Tax Matters. The Parties agree to treat, for U.S. federal and applicable state and local income tax purposes, (i) the payment of the Cash Amount and Stock Issuance as additional consideration for the purchase of an interest in the Company governed by Sections 741 and 751 of the Code, subject to Sections 483, 1272 and 1274 of the Code, as applicable and (ii) the Mandatory Convertible Preferred Stock as common stock, and not as preferred stock, for the purposes of Section 305 of the Code (the “TRA Tax Treatment”). The Parties agree to file all tax returns and take all tax positions consistently with the TRA Tax Treatment, except to the extent required by a “determination” within the meaning of Section 1313(a) of the Code or other corresponding provision of applicable law. On or prior to the date hereof, Rook has delivered to the Corporation a duly completed and executed Internal Revenue Service Form W-9. The Corporation and its agents shall be entitled to deduct and withhold from any payment payable pursuant to this Agreement such amounts as the Corporation or its agents are required to deduct and withhold with respect to the making of such payment under any provision of federal, state, local or foreign tax law; provided, that if the Corporation or any of its agents believes that any such deduction and withholding is required by applicable law, the Corporation or such agent shall provide prior notice of the applicable deduction or withholding to Rook and cooperate with Rook to minimize or eliminate such deduction or withholding to the extent permitted by applicable law. To the extent that amounts are so deducted and withheld and paid over to the appropriate taxing authority by the

Corporation or its agents, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to Rook. This Agreement shall be treated as part of the LLC Agreement as described in Section 761(c) of the Code and Sections 1.704-1(b)(2)(ii)(h) and 1.761-1(c) of the Treasury Regulations. Rook shall ensure that each holder of the Mandatory Convertible Preferred Stock issued pursuant to the Stock Issuance or any portion thereof (including any subsequent holder) shall at all times be a “United States person” and shall provide a duly completed and executed Internal Revenue Service Form W-9 to the Corporation.

ARTICLE 5

OTHER AGREEMENTS

5.1 Stockholders Agreement:

(a) As of the Redemption Time, Rook irrevocably waives (i) its right to consent to any action set forth in Section 4 of the Stockholders Agreement dated as of June 4, 2020 by and among the Corporation, Rook, and certain other parties thereto (“Stockholders Agreement”) and (ii) its right to cause the Corporation to adhere to, implement and enforce the provisions set forth in Section 4 of the Stockholders Agreement.

(b) The Parties agree that, from and after the Redemption Time, Sections 3(c) and 5(c) of the Stockholders Agreement shall no longer be applicable.

5.2 Non-Compete.

(a) Isaacman covenants and agrees that, during the period from the Redemption Time through the fifth anniversary of the Redemption Time, he shall not, anywhere in the United States or any other country in which any of the Shift4 Parties at any applicable time derive revenue in consideration for any of their products and services, whether as an employee, agent, consultant, or advisor to any person, directly or indirectly, engage in any activity with, for, or on behalf of any person the principal business of which is the design, manufacture, sale, or licensing of products or services that are (i) intended for the same or competitive use as those of the Shift4 Parties or (ii) intended to be or may be purchased or licensed as an alternative to those of the Shift4 Parties, including products and services marketed or offered for sale or license during the term of this Agreement (whether or not before the Effective Date) (“Competitive Products or Services”) or cause or authorize any other person to engage, or assist others in engaging, in any of the foregoing.

(b) Isaacman acknowledges and agrees that: (i) the Shift4 Parties have a legitimate business interest justifying the restrictions contained in this Agreement and such restrictions are reasonably necessary to protect the Shift4 Parties’ legitimate business interests; and (ii) the Shift4 Parties operate in markets of national and international scope and the restrictions set forth in this agreement (including the time period and geographical areas set forth herein) are fair and reasonable.

5.3 Negotiation for Return. The Shift4 Parties and Isaacman covenant and agree that, following the time that Isaacman’s service as Administrator of the National Aeronautics and Space Administration terminates, they shall negotiate in good faith to reach an agreement upon which Isaacman shall return to service (whether as director, consultant, or otherwise) with the Shift4 Parties.

5.4 Acknowledgement of Transfer Restrictions. It is understood and agreed that the certificate evidencing the Mandatory Convertible Preferred Stock issued in the Stock Issuance shall bear substantially the following legend:

“THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE ‘ACT’), OR UNDER THE SECURITIES LAWS OF CERTAIN STATES. THESE SECURITIES MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED EXCEPT AS PERMITTED UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS IN ACCORDANCE WITH APPLICABLE REGISTRATION REQUIREMENTS OR AN EXEMPTION THEREFROM. THE ISSUER OF THESE SECURITIES MAY REQUIRE AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE ISSUER THAT SUCH OFFER, SALE OR TRANSFER, PLEDGE OR HYPOTHECATION OTHERWISE COMPLIES WITH THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS.”

ARTICLE 6

REPRESENTATIONS AND WARRANTIES

6.1 Representations and Warranties of Isaacman Parties. Each Isaacman Party represents to each Shift4 Party that:

(a) Rook is duly incorporated and in good standing under the laws of Delaware;

(b) Each Isaacman Party has full legal capacity to execute and deliver this Agreement and to perform it obligations hereunder, and the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Rook;

(c) this Agreement has been duly executed and delivered by each Isaacman Party and is the legal, valid and binding obligation of each Isaacman Party, enforceable against each Isaacman Party in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally and the availability of equitable remedies;

(d) the Isaacman Parties, individually or collectively, are the sole beneficial owners of the Owned Securities, other than 171,822 shares of Class C Common Stock, of which Isaacman together with certain of his dependents (“Dependent Owners”) are the sole beneficial owners and with respect to which Isaacman has full power and authority to agree to and cause the Class C Cancellation. The Isaacman Parties do not own (beneficially or otherwise) any equity interest in the Shift4 Parties other than the Owned Securities;

(e) Rook has good and marketable title to the right to receive certain payments and other rights under the TRA (“TRA Rights”) and has not, directly or indirectly, assigned or transferred or purported to assign or transfer to any person any of the TRA Rights or any portion thereof, and no person has any outstanding option or preemptive or similar right to purchase any of the TRA Rights;

(f) the Owned Securities are being Transferred pursuant to this Agreement free and clear of any pledge, lien, security interest, encumbrance, equities or claim; and

(g) no consent, approval, authorization, order, registration or qualification of any third party or with any court or governmental agency or body having jurisdiction over any of the Isaacman Parties or the Owned Securities is required to be obtained by any Isaacman Party to consummate the transactions contemplated hereby.

6.2 Representations and Warranties of Shift4 Parties. Each Shift4 Party represents to each Isaacman Party that:

(a) Each Shift4 Party is duly incorporated or formed, as applicable, and in good standing under the laws of Delaware;

(b) Each Shift4 Party has full legal capacity to execute and deliver this Agreement and to perform it obligations hereunder, and the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate or limited liability company action on the part of each Shift4 Party;

(c) this Agreement has been duly executed and delivered by each Shift4 Party and is the legal, valid and binding obligation of each Shift4 Party, enforceable against each Shift4 Party in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally and the availability of equitable remedies;

(d) the Class A Shares to be issued pursuant to Article 2 and the shares of Mandatory Convertible Preferred Stock to be issued pursuant to the Stock Issuance will be duly authorized, validly issued, fully paid, and nonassessable, and issued in compliance with all applicable state and federal laws concerning the issuance of securities;

(e) no consent, approval, authorization, order, registration or qualification of any third party or with any court or governmental agency or body having jurisdiction over any Shift4 Party or the Class A Shares is required to be obtained by any Shift4 Party to consummate the transactions contemplated hereby; and

(f) the Shift4 Parties have no plan or intention to change the entity classification of the Company for U.S. federal or applicable state or local income tax purposes or otherwise terminate the status of the Company as an entity treated as a partnership for U.S. federal and applicable state and local income tax purposes.

ARTICLE 7

MISCELLANEOUS

7.1 Notices. All notices and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, courier service, electronic mail (delivery receipt requested) or certified or registered mail (postage prepaid, return receipt requested) to the respective Parties at the following addresses. All notices hereunder shall be delivered as set forth below, or pursuant to such other instructions as may be designated in writing by the Party to receive such notice.

If to the Shift4 Parties, to:

Shift4 Payments, Inc. 3501 Corporate Parkway Center Valley, PA 19034

Attn: Jordan Frankel, General Counsel and EVP, Legal E-mail: [***]

with a copy (which shall not constitute notice to the Corporation) to:

Morris, Nichols, Arsht & Tunnell LLP

1201 North Market Street

P.O. Box 1347

Wilmington, DE 19899-1347

Attn: Eric S. Klinger-Wilensky and Patricia O. Vella

E-mail: [***]

and to:

Latham & Watkins LLP

1271 Avenue of the Americas New York, NY 10020

Attn: Ian Schuman, Leah Sauter and Adam Gelardi

Facsimile:

E-mail: [***]

[***]

If to the Isaacman Parties:

Rook Holdings Inc.

2202 N. Irving St.

Allentown, PA 18109

Attn: Jared Isaacman

E-mail: [***]

with a copy (which shall not constitute notice to Rook) to:

Kirkland & Ellis LLP

601 Lexington Avenue

New York, NY 10022

Attn: Maggie D. Flores, P.C. and Jonathan L. Davis, P.C.

E-mail: [***]

7.2 Entire Agreement; No Third Party Beneficiaries. This Agreement constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the Parties with respect to the subject matter hereof. This Agreement shall be binding upon and inure solely to the benefit of each Party hereto and their respective successors and permitted assigns, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement; provided that the Rook Released Parties and Shift4 Released Parties shall be third-party beneficiaries of Section 3.2.

7.3 Governing Law; Forum. This Agreement shall be governed by, and construed in accordance with, the law of the State of Delaware, without regard to the conflicts of laws principles thereof. In any action or proceeding between any of the Parties arising out of or relating to this Agreement, each Party: (a) irrevocably and unconditionally consents to the exclusive jurisdiction of the Court of Chancery of the State of Delaware or, solely if such court does not have subject matter jurisdiction, the Superior Court of the State of Delaware or the United States District Court for the District of Delaware; (b) agrees that all claims in respect of such action or proceeding shall be heard and determined exclusively in accordance with, and that it will not bring any such action or proceeding in any court other than as specified in, clause (a) of this Section; (c) waives any objection to laying venue in any such action or proceeding in such courts; (d) waives any objection that such courts are an inconvenient forum or do not have jurisdiction over any party, and (e) agrees that service of process upon such party in any such action or proceeding shall be effective if given in accordance with Section 7.1 or in such other manner as may be permitted by applicable law. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). The Parties agree that they would be irreparably damaged if any of the provisions of this Agreement are not performed in accordance with their specific terms and that any breach of this Agreement could not be adequately compensated by monetary damages alone. Accordingly, in addition to any other right or remedy to which any Party may be entitled, at law or in equity, any Party shall be entitled, without proof of damages, to enforce any provision of this Agreement by a decree of specific performance and temporary, preliminary and permanent injunctive relief to prevent breaches or threatened breaches of any of the provisions of this Agreement, without posting any bond or other undertaking. In the event that any action shall be brought by any Party in equity to enforce the provisions of the Agreement, no other Party shall allege, and each hereby waives the defense, that there is an adequate remedy at law or that the award of specific performance is not an appropriate remedy for any reason of law or equity.

7.4 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any law or public policy, all other terms and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any Party. Upon a determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties shall negotiate in good faith to modify this Agreement to effect the intent of the Parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible.

7.5 Successors; Assignments; Amendments Waiver. All provisions of this Agreement shall be binding upon, and shall inure to the benefit of and be enforceable by, the Parties and their respective successors, assigns, heirs, executors, administrators and legal representatives. No Party may assign any of its rights or obligations under this Agreement to any person without the prior written consent of each of the other Parties hereto (in the case of the Shift4 Parties, only after approval by a committee comprised solely of two or more “disinterested directors” (as defined in Section 144 of the Delaware General Corporation) (“Independent Committee”)). No provision of this Agreement may be amended unless such amendment is approved in writing by each Party hereto (in the case of the Shift4 Parties, only after approval by an Independent Committee). No provision of this Agreement may be waived unless such waiver is in writing and signed by the Party against whom the waiver is to be effective (in the case of the Shift4 Parties, only after approval by an Independent Committee). No failure by any Party to insist upon the strict performance of any covenant, duty, agreement, or condition of this Agreement, or to exercise any right or remedy consequent upon a breach thereof, shall constitute a waiver of any such breach or any other covenant, duty, agreement, or condition.

7.6 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the Parties and delivered to the other Parties, it being understood that all Parties need not sign the same counterpart. Delivery of an executed signature page to this Agreement by facsimile transmission shall be as effective as delivery of a manually signed counterpart of this Agreement.

IN WITNESS WHEREOF, the undersigned have executed or caused to be executed on their behalf this Agreement as of the date first written above.

SHIFT4 PAYMENTS, INC.

By:	/s/ Jordan Frankel
Name: Jordan Frankel
Title: Chief Legal Officer

SHIFT4 PAYMENTS, LLC

By: Shift4 Payments, Inc., Manager

By:	/s/ Jordan Frankel
Name: Jordan Frankel
Title: Chief Legal Officer

ROOK HOLDINGS, INC.

By:	/s/ Jared Isaacman
Name: Jared Isaacman
Title:

JARED ISAACMAN

/s/ Jared Isaacman

Signature Page to Transaction Agreement